ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES



        EXHIBIT 21.1.
        SUBSIDIARIES

                                                         State
                                                        in Which
                                                        Subsidiary
                                                        Organized

        Houston Dynamic Service, Inc.                    Texas

        KILnGAS R&D, Inc.                                Illinois

        U.S. Fluidcarbon Inc.                            Delaware